Investors:
Jacquie Ross, CFA
858-882-2172
ir@illumina.com

Media:
Eric Endicott
858-882-6822
pr@illumina.com

Illumina Reports Financial Results for Fourth Quarter and Fiscal Year 2017

San Diego -- (BUSINESS WIRE) - January 30, 2018 - Illumina, Inc. (NASDAQ:ILMN) today announced its financial results for the fourth quarter and fiscal year 2017.

Fourth quarter 2017 results:

•	Revenue of $778 million, a 26% increase compared to $619 million in the fourth quarter of 2016

•
GAAP net income attributable to Illumina stockholders for the quarter of $68 million, or $0.46 per diluted share, compared to $124 million, or $0.84 per diluted share, for the fourth quarter of 2016; GAAP provision for income taxes for the fourth quarter of 2017 includes our provisional estimate of the one-time transition tax as a result of U.S. tax reform

•
Non-GAAP net income attributable to Illumina stockholders for the quarter of $212 million, or $1.44 per diluted share, compared to $126 million, or $0.85 per diluted share, for the fourth quarter of 2016 (see the table entitled “Itemized Reconciliation Between GAAP and Non-GAAP Net Income Attributable to Illumina Stockholders” for a reconciliation of GAAP and non-GAAP financial measures)

•	Cash flow from operations of $294 million compared to $262 million in the fourth quarter of 2016

•	Free cash flow (cash flow from operations less capital expenditures) of $218 million for the quarter, compared to $180 million in the fourth quarter of 2016

Gross margin in the fourth quarter of 2017 was 69.7% compared to 67.7% in the prior year period. Excluding amortization of acquired intangible assets, non-GAAP gross margin was 70.9% for the fourth quarter of 2017 compared to 69.5% in the prior year period.

Research and development (R&D) expenses for the fourth quarter of 2017 were $137 million compared to $130 million in the prior year period. Excluding restructuring charges, non-GAAP R&D expenses as a percentage of revenue were 17.4%, including 0.7% attributable to Helix. This compares to 21.0% in the prior year period, including 2.6% attributable to GRAIL and Helix.

Selling, general and administrative (SG&A) expenses for the fourth quarter of 2017 were $175 million compared to $146 million in the prior year period. Excluding amortization of acquired intangible assets and restructuring charges, SG&A expenses as a percentage of revenue were 22.1%, including 1.2% attributable to Helix. This compares to 23.4% in the prior year period, including 1.7% attributable to GRAIL and Helix.

Depreciation and amortization expenses were $40 million and capital expenditures for free cash flow purposes were $76 million during the fourth quarter of 2017. At the close of the quarter, the company held $2.1 billion in cash, cash equivalents and short-term investments, compared to $1.6 billion as of January 1, 2017.

Fiscal 2017 results:

•	Revenue of $2,752 million, a 15% increase compared to $2,398 million in fiscal 2016

•
GAAP net income attributable to Illumina stockholders of $726 million, or $4.92 per diluted share, compared to $463 million, or $3.07 per diluted share, in fiscal 2016; GAAP provision for income taxes for fiscal 2017 includes the provisional estimate of the one-time transition tax referenced previously

•
Non-GAAP net income attributable to Illumina stockholders of $591 million, or $4.00 per diluted share, compared to $503 million, or $3.33 per diluted share, in fiscal 2016 (see the table entitled “Itemized Reconciliation Between GAAP and Non-GAAP Net Income Attributable to Illumina Stockholders” for a reconciliation of these GAAP and non-GAAP financial measures)

•	Cash flow from operations of $875 million compared to $779 million in fiscal 2016

•	Free cash flow (cash flow from operations less capital expenditures) of $565 million, compared to $519 million in fiscal 2016

Gross margin for fiscal 2017 was 66.4% compared to 69.5% in the prior year. Excluding amortization and impairment of acquired intangible assets, non-GAAP gross margin was 68.4% for fiscal 2017 compared to 71.3% in the prior year period.

Research and development (R&D) expenses for fiscal 2017 were $546 million compared to $504 million in the prior year. Excluding restructuring charges and an impairment of in-process research and development, non-GAAP R&D expenses as a percentage of revenue were 19.6%, including 1.0% attributable to GRAIL and Helix. This compares to 21.0% in the prior year period, including 1.9% attributable to GRAIL and Helix.

Selling, general and administrative (SG&A) expenses for fiscal 2017 were $674 million compared to $584 million in the prior year period. Excluding amortization of acquired intangible assets, restructuring charges, performance-based compensation related to GRAIL Series B financing, and acquisition related gain, SG&A expenses as a percentage of revenue were 23.9%, including 1.7% attributable to GRAIL and Helix. This compares to 24.0% in the prior year period, including 1.2% attributable to GRAIL and Helix.

“With 26% revenue growth in the fourth quarter, and 15% for the full year, our 2017 results demonstrate customers’ growing demand across both our sequencing and array portfolios,” said Francis deSouza, President and

CEO. “From our NovaSeq and the recently launched iSeq, to our clinical portfolio that includes the VeriSeq NIPT Solution, NextSeqDx and MiSeqDx, Illumina is well-positioned to continue to drive sequencing innovation and unlock the power of the genome.”

Updates since our last earnings release:

•	Launched the iSeqTM 100 Sequencing System, a flexible benchtop sequencer priced at $19,900 designed to provide a fast and easy-to-use system with unmatched accuracy

•	Announced availability of AmpliSeq for Illumina, developed in partnership with Thermo Fisher Scientific

•	Introduced the NextSeqTM 550Dx instrument, Illumina’s second FDA regulated CE-IVD market platform, to deliver the power of high-throughput next-generation sequencing (NGS) to the clinical laboratory

•	Partnered with KingMed Diagnostics to develop novel oncology and hereditary disease testing applications utilizing Illumina’s NGS technology in China

•	Appointed Gary S. Guthart to the company’s Board of Directors

•	Appointed Aimee Hoyt to the position of Senior Vice President and Chief People Officer

•	Repurchased $75 million of common stock in the fourth quarter under the previously announced share repurchase program

Financial outlook and guidance
The non-GAAP financial guidance discussed below reflects certain pro forma adjustments to assist in analyzing and assessing our core operational performance. Please see our Reconciliation of Non-GAAP Financial Guidance included in this release for a reconciliation of the GAAP and non-GAAP financial measures.

For fiscal 2018, the company is projecting 13% to 14% revenue growth, GAAP earnings per diluted share attributable to Illumina stockholders of $4.14 to $4.24 and non-GAAP earnings per diluted share attributable to Illumina stockholders of $4.50 to $4.60.

Quarterly conference call information
The conference call will begin at 2:00 pm Pacific Time (5:00 pm Eastern Time) on Tuesday, January 30, 2018. Interested parties may access the live teleconference through the Investor Relations section of Illumina’s web site under the “company” tab at www.illumina.com. Alternatively, individuals can access the call by dialing 888-771-4371, or 1-847-585-4405 outside North America, both with passcode 46251622.

A replay of the conference call will be available from 4:30 pm Pacific Time (7:30 pm Eastern Time) on January 30, 2018 through February 6, 2018 by dialing 888-843-7419, or 1-630-652-3042 outside North America, both with passcode 46251622.

Statement regarding use of non-GAAP financial measures
The company reports non-GAAP results for diluted net income per share, net income, gross margins, operating expenses, operating margins, other income, and free cash flow in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. The company’s financial measures under GAAP include substantial charges such as amortization of acquired intangible assets, non-cash interest expense associated with the company’s convertible debt instruments that may be settled in cash, and others that are listed in the itemized reconciliations between GAAP and non-GAAP financial measures included in this press release. Management has excluded the effects of these items in non-GAAP measures to assist investors in analyzing and assessing past and future operating performance. Additionally, non-GAAP net income attributable to Illumina stockholders and diluted earnings per share attributable to Illumina stockholders are key components of the financial metrics utilized by the company’s board of directors to measure, in part, management’s performance and determine significant elements of management’s compensation.

The company encourages investors to carefully consider its results under GAAP, as well as its supplemental non-GAAP information and the reconciliation between these presentations, to more fully understand its business. Reconciliations between GAAP and non-GAAP results are presented in the tables of this release.

Use of forward-looking statements
This release contains forward-looking statements that involve risks and uncertainties, such as our financial outlook and guidance for fiscal 2018 and expectations regarding the launch of new products. Among the important factors that could cause actual results to differ materially from those in any forward-looking statements are: (i) challenges inherent in developing, manufacturing, and launching new products and services, including expanding manufacturing operations and reliance on third-party suppliers for critical components; (ii) the timing and mix of customer orders among our products and services; (iii) the impact of recently launched or pre-announced products and services on existing products and services; (iv) our ability to further develop and commercialize our instruments and consumables and to deploy new products, services, and applications, and expand the markets, for our technology platforms; (v) our ability to manufacture robust instrumentation and consumables; (vi) the success of products and services competitive with our own; (vii) our ability to successfully identify and integrate acquired technologies, products, or businesses; (viii) our expectations and beliefs regarding future conduct and growth of the business and the markets in which we operate; and (ix) the application of generally accepted accounting principles, which are highly complex and involve many subjective assumptions, estimates, and judgments, together with other factors detailed in our filings with the Securities and Exchange Commission, including our most recent filings on Forms 10-K and 10-Q, or in information disclosed in public conference calls, the date and time of which are released beforehand. We undertake no obligation, and do not intend, to update these forward-looking statements, to review or confirm analysts’ expectations, or to provide interim reports or updates on the progress of the current quarter.

About Illumina
Illumina is improving human health by unlocking the power of the genome. Our focus on innovation has established us as the global leader in DNA sequencing and array-based technologies, serving customers in the research, clinical and applied markets. Our products are used for applications in the life sciences, oncology, reproductive health, agriculture and other emerging segments. To learn more, visit www.illumina.com and follow @illumina.
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Illumina, Inc.
Condensed Consolidated Balance Sheets
(In millions)

	December 31, 2017	January 1, 2017
ASSETS	(unaudited)
Current assets:
Cash and cash equivalents	$1,225	$735
Short-term investments	920	824
Accounts receivable, net	411	381
Inventory	333	300
Prepaid expenses and other current assets	91	78
Total current assets	2,980	2,318
Property and equipment, net	931	713
Goodwill	771	776
Intangible assets, net	175	243
Deferred tax assets	88	123
Other assets	312	108
Total assets	$5,257	$4,281

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$160	$138
Accrued liabilities	432	342
Build-to-suit lease liability	144	223
Long-term debt, current portion	10	2
Total current liabilities	746	705
Long-term debt	1,182	1,056
Other long-term liabilities	360	206
Redeemable noncontrolling interests	125	44
Stockholders’ equity	2,844	2,270
Total liabilities and stockholders’ equity	$5,257	$4,281

Illumina, Inc.
Condensed Consolidated Statements of Income
(In millions, except per share amounts)
(unaudited)

	Three Months Ended		Years Ended
	December 31, 2017	January 1, 2017	December 31, 2017	January 1, 2017
Revenue:
Product revenue	$659	$525	$2,289	$2,032
Service and other revenue	119	94	463	366
Total revenue	778	619	2,752	2,398
Cost of revenue:
Cost of product revenue (a)	172	151	679	534
Cost of service and other revenue (a)	55	38	208	155
Amortization of acquired intangible assets	9	11	39	43
Total cost of revenue	236	200	926	732
Gross profit	542	419	1,826	1,666
Operating expense:
Research and development (a)	137	130	546	504
Selling, general and administrative (a) (b)	175	146	674	584
Legal contingencies	—	—	—	(9)
Total operating expense	312	276	1,220	1,079
Income from operations	230	143	606	587
Other (expense) income, net	(6)	(9)	437	(26)
Income before income taxes	224	134	1,043	561
Provision for income taxes	166	26	365	133
Consolidated net income	58	108	678	428
Add: Net loss attributable to noncontrolling interests	10	16	48	35
Net income attributable to Illumina stockholders	$68	$124	$726	$463
Net income attributable to Illumina stockholders for earnings per share (c)	$68	$124	$725	$454
Earnings per share attributable to Illumina stockholders:
Basic	$0.47	$0.84	$4.96	$3.09
Diluted	$0.46	$0.84	$4.92	$3.07
Shares used in computing earnings per common share:
Basic	146	147	146	147
Diluted	148	148	148	148

(a) Includes stock-based compensation expense for stock-based awards:

	Three Months Ended		Years Ended
	December 31, 2017	January 1, 2017	December 31, 2017	January 1, 2017
Cost of product revenue	$3	$3	$12	$9
Cost of service and other revenue	—	—	2	2
Research and development	13	9	51	42
Selling, general and administrative	25	15	99	76
Stock-based compensation expense before taxes (1)	$41	$27	$164	$129
(1) Includes stock-based compensation of $0.9 million and $3.5 million for Helix for the three months and year ended December 31, 2017, respectively, and $10.1 million for GRAIL for the year ended December 31, 2017. This compares to stock-based compensation of $0.5 million and $2.4 million for GRAIL and Helix for the three months and year ended January 1, 2017, respectively.
(b) Headquarter relocation expense of $0.4 million and $1.5 million was reclassified to selling, general and administrative expense for the three months and year ended January 1, 2017, respectively, to conform to the current period presentation.
(c) Amount reflects the additional losses attributable to the common shareholders of GRAIL and Helix for earnings per share purposes.

Illumina, Inc.
Condensed Consolidated Statements of Cash Flows
(In millions)
(unaudited)

	Three Months Ended		Years Ended
	December 31, 2017	January 1, 2017	December 31, 2017	January 1, 2017
Net cash provided by operating activities (a)	$294	$262	$875	$779
Net cash used in investing activities	(315)	(173)	(214)	(515)
Net cash used in financing activities (a)	(109)	(145)	(176)	(296)
Effect of exchange rate changes on cash and cash equivalents	1	(4)	5	(2)
Net (decrease) increase in cash and cash equivalents	(129)	(60)	490	(34)
Cash and cash equivalents, beginning of period	1,354	795	735	769
Cash and cash equivalents, end of period	$1,225	$735	$1,225	$735

Calculation of free cash flow:
Net cash provided by operating activities (a)	$294	$262	$875	$779
Purchases of property and equipment (b)	(76)	(82)	(310)	(260)
Free cash flow (c)	$218	$180	$565	$519

(a) Excess tax expense of $19 million and tax benefit of $91 million related to stock-based compensation for the three months and year ended January 1, 2017, respectively, was reclassified from cash used in financing activities to cash provided by operating activities as a result of the retrospective application of ASU 2016-09 adopted in Q1 2017.
(b) Excludes property and equipment recorded under build-to-suit lease accounting, which are non-cash expenditures, of $19 million and $79 million for the three months and year ended December 31, 2017, respectively, and $25 million and $193 million for the three months and year ended January 1, 2017, respectively.
(c) Free cash flow, which is a non-GAAP financial measure, is calculated as net cash provided by operating activities reduced by purchases of property and equipment. Free cash flow is useful to management as it is one of the metrics used to evaluate our performance and to compare us with other companies in our industry. However, our calculation of free cash flow may not be comparable to similar measures used by other companies.

Illumina, Inc.
Results of Operations - Non-GAAP
(In millions, except per share amounts)
(unaudited)

ITEMIZED RECONCILIATION BETWEEN GAAP AND NON-GAAP EARNINGS PER SHARE ATTRIBUTABLE TO ILLUMINA STOCKHOLDERS:
	Three Months Ended		Years Ended
	December 31, 2017	January 1, 2017	December 31, 2017	January 1, 2017
GAAP earnings per share attributable to Illumina stockholders - diluted	$0.46	$0.84	$4.92	$3.07
Amortization of acquired intangible assets	0.07	0.08	0.30	0.33
Non-cash interest expense (a)	0.05	0.05	0.20	0.20
Restructuring (b)	0.03	—	0.03	—
Gain on deconsolidation of GRAIL (c)	—	—	(3.07)	—
Impairments (d)	—	—	0.15	—
Performance-based compensation related to GRAIL Series B financing (e)	—	—	0.03	—
Equity-method investment gain (f)	—	—	(0.01)	—
Acquisition related gain (g)	—	—	(0.01)	—
Legal contingencies (h)	—	—	—	(0.06)
Contingent compensation expense (i)	—	—	—	0.01
Headquarter relocation	—	—	—	0.01
Deemed dividend (j)	—	—	—	(0.01)
Incremental non-GAAP tax expense (k)	(0.05)	(0.07)	0.80	(0.17)
Tax benefit related to cost-sharing arrangement (l)	—	(0.05)	—	(0.05)
U.S. Tax Reform (m)	1.01	—	1.01	—
Excess tax benefit from share-based compensation (n)	(0.13)	—	(0.35)	—
Non-GAAP earnings per share attributable to Illumina stockholders - diluted (o)	$1.44	$0.85	$4.00	$3.33

ITEMIZED RECONCILIATION BETWEEN GAAP AND NON-GAAP NET INCOME ATTRIBUTABLE TO ILLUMINA STOCKHOLDERS:
GAAP net income attributable to Illumina stockholders	$68	$124	$726	$463
Amortization of acquired intangible assets	10	12	45	49
Non-cash interest expense (a)	8	8	30	30
Restructuring (b)	4	—	4	—
Gain on deconsolidation of GRAIL (c)	—	—	(453)	—
Impairments (d)	—	—	23	—
Performance-based compensation related to GRAIL Series B financing (e)	—	—	4	—
Equity-method investment gain (f)	—	—	(2)	—
Acquisition related gain (g)	—	—	(1)	—
Legal contingencies (h)	—	—	—	(9)
Contingent compensation expense (i)	—	—	—	2
Headquarter relocation	—	—	—	1
Incremental non-GAAP tax expense (k)	(7)	(11)	117	(26)
Tax benefit related to cost-sharing arrangement (l)	—	(7)	—	(7)
U.S. Tax Reform (m)	150	—	150	—

Excess tax benefit from share-based compensation (n)	(21)	—	(52)	—
Non-GAAP net income attributable to Illumina stockholders (o)	$212	$126	$591	$503

All amounts in tables are rounded to the nearest millions, except as otherwise noted. As a result, certain amounts may not recalculate using the rounded amounts provided.

(a) Non-cash interest expense is calculated in accordance with the authoritative accounting guidance for convertible debt instruments that may be settled in cash.
(b) Amount consists primarily of employee costs related to the restructuring that occurred in Q4 2017.
(c) Amount represents the gain recognized as a result of the deconsolidation of GRAIL in Q1 2017. The $150 million tax effect of the gain is included in incremental non-GAAP tax expense. Subsequent to the transaction, our remaining interest is treated as a cost-method investment.
(d) Amount represents impairment of an acquired intangible asset and in-process research and development of $18 million and $5 million, respectively.
(e) Amount represents performance-based stock which vested as a result of the financing, net of attribution to noncontrolling interest.
(f) Equity-method investment gain represents mark-to-market adjustments from our investment in Illumina Innovations Fund I, L.P.
(g) Acquisition related gain consists of change in fair value of contingent consideration.
(h) Legal contingencies for 2016 represent a reversal of previously recorded expense related to the settlement of patent litigation.
(i) Contingent compensation expense relates to contingent payments for post-combination services associated with an acquisition.
(j) Amount represents the impact of a deemed dividend, net of Illumina’s portion of the losses incurred by GRAIL’s common stockholders resulting from the company’s common to preferred share exchange with GRAIL. The amount was added to net income attributable to Illumina stockholders for purposes of calculating Illumina’s consolidated earnings per share. The deemed dividend, net of tax, was recorded through equity.
(k) Incremental non-GAAP tax expense reflects the tax impact related to the non-GAAP adjustments listed above.
(l) Tax benefit related to cost-sharing arrangement refers to the exclusion of stock compensation from prior period cost-sharing charges as a result of a tax court ruling.
(m) In accordance with the Tax Cuts and Jobs Act enacted on December 22, 2017 (U.S. Tax Reform), amount primarily consists of a provisional estimate of the one-time transition tax on earnings of certain foreign subsidiaries that were previously tax deferred.
(n) Excess tax benefits from share-based compensation are recorded as a discrete item within the provision for income taxes on the consolidated statement of income pursuant to ASU 2016-09, which was previously recognized in additional paid-in capital on the consolidated statement of stockholders’ equity.
(o) Non-GAAP net income attributable to Illumina stockholders and diluted earnings per share attributable to Illumina stockholders exclude the effect of the pro forma adjustments as detailed above. Non-GAAP net income attributable to Illumina stockholders and diluted earnings per share attributable to Illumina stockholders are key components of the financial metrics utilized by the company’s board of directors to measure, in part, management’s performance and determine significant elements of management’s compensation. Management has excluded the effects of these items in these measures to assist investors in analyzing and assessing our past and future core operating performance.

Illumina, Inc.
Results of Operations - Non-GAAP (continued)
(Dollars in millions)
(unaudited)
ITEMIZED RECONCILIATION BETWEEN GAAP AND NON-GAAP RESULTS OF OPERATIONS AS A PERCENT OF REVENUE:
	Three Months Ended				Years Ended
	December 31, 2017		January 1, 2017		December 31, 2017		January 1, 2017
GAAP gross profit	$542	69.7%	$419	67.7%	$1,826	66.4%	$1,666	69.5%
Amortization of acquired intangible asset	9	1.2%	11	1.8%	39	1.4%	43	1.8%
Impairment of acquired intangible asset	—	—	—	—	18	0.6%	—	—
Non-GAAP gross profit (a)	$551	70.9%	$430	69.5%	$1,883	68.4%	$1,709	71.3%

GAAP research and development expense	$137	17.7%	$130	21.0%	$546	19.8%	$504	21.0%
Restructuring (b)	(2)	(0.3)%	—	—	(2)	(0.1)%	—	—
Impairment of in-process research and development	—	—	—	—	(5)	(0.1)%	—	—
Non-GAAP research and development expense	$135	17.4%	$130	21.0%	$539	19.6%	$504	21.0%

GAAP selling, general and administrative expense	$175	22.5%	$146	23.6%	$674	24.6%	$584	24.4%
Amortization of acquired intangible assets	(1)	(0.1)%	(1)	(0.2)%	(6)	(0.2)%	(6)	(0.2)%
Restructuring (b)	(2)	(0.3)%	—	—	(2)	(0.1)%	—	—
Performance-based compensation related to GRAIL Series B financing (c)	—	—	—	—	(10)	(0.4)%	—	—
Acquisition related gain (d)	—	—	—	—	1	—	—	—
Contingent compensation expense (e)	—	—	—	—	—	—	(2)	(0.1)%
Headquarter relocation	—	—	—	—	—	—	(1)	(0.1)%
Non-GAAP selling, general and administrative expense	$172	22.1%	$145	23.4%	$657	23.9%	$575	24.0%

GAAP operating profit	$230	29.6%	$143	23.1%	$606	22.0%	$587	24.5%
Amortization of acquired intangible assets	10	1.3%	12	2.0%	45	1.6%	49	2.0%
Restructuring (b)	4	0.5%	—	—	4	0.1%	—	—%
Legal contingencies (f)	—	—	—	—	—	—	(9)	(0.4)%
Impairments	—	—	—	—	23	0.9%	—	—
Performance-based compensation related to GRAIL Series B financing (c)	—	—	—	—	10	0.4%	—	—
Acquisition related gain (d)	—	—	—	—	(1)	—	—	—
Contingent compensation expense (e)	—	—	—	—	—	—	2	0.1%
Headquarter relocation	—	—	—	—	—	—	1	0.1%
Non-GAAP operating profit (a)	$244	31.4%	$155	25.1%	$687	25.0%	$630	26.3%

GAAP other (expense) income, net	$(6)	(0.8)%	$(9)	(1.4)%	$437	15.9%	$(26)	(1.1)%
Non-cash interest expense (g)	8	1.1%	8	1.2%	30	1.2%	30	1.3%
Equity-method investment gain (h)	—	—	—	—	(2)	(0.1)%	—	—
Gain on deconsolidation of GRAIL (i)	—	—	—	—	(453)	(16.5)%	—	—
Non-GAAP other income (expense), net (a)	$2	0.3%	$(1)	(0.2)%	$12	0.5%	$4	0.2%

All amounts in tables are rounded to the nearest millions, except as otherwise noted. As a result, certain amounts may not recalculate using the rounded amounts provided.

(a) Non-GAAP gross profit, included within non-GAAP operating profit, is a key measure of the effectiveness and efficiency of manufacturing processes, product mix and the average selling prices of our products and services. Non-GAAP operating profit, and non-GAAP other income (expense), net, exclude the effects of the pro forma adjustments as detailed above. Management has excluded the effects of these items in these measures to assist investors in analyzing and assessing past and future operating performance.
(b) Amount consists primarily of employee costs related to the restructuring that occurred in Q4 2017.
(c) Amount represents performance-based stock which vested as a result of the financing.
(d) Acquisition related gain consists of change in fair value of contingent consideration.
(e) Contingent compensation expense relates to contingent payments for post-combination services associated with an acquisition.
(f) Legal contingencies for 2016 represent a reversal of previously recorded expense related to the settlement of patent litigation.
(g) Non-cash interest expense is calculated in accordance with the authoritative accounting guidance for convertible debt instruments that may be settled in cash
(h) Equity-method investment gain represents mark-to-market adjustments from our investment in Illumina Innovations Fund I, L.P
(i) Amount represents the gain recognized as a result of the deconsolidation of GRAIL in Q1 2017. Subsequent to the transaction, our remaining interest is treated as a cost-method investment.

Illumina, Inc.
Reconciliation of Non-GAAP Financial Guidance

Our future performance and financial results are subject to risks and uncertainties, and actual results could differ materially from the guidance set forth below. Some of the factors that could affect our financial results are stated above in this press release. More information on potential factors that could affect our financial results is included from time to time in the public reports filed with the Securities and Exchange Commission, including Form 10-K for the fiscal year ended January 1, 2017 filed with the SEC on February 13, 2017, and Form 10-Q for the fiscal quarters ended April 2, 2017, July 2, 2017, and October 1, 2017. We assume no obligation to update any forward-looking statements or information.

Fiscal Year 2018
GAAP diluted earnings per share attributable to Illumina stockholders	$4.14 - $4.24
Amortization of acquired intangible assets	0.24
Non-cash interest expense (a)	0.21
Restructuring (b)	0.02
Incremental non-GAAP tax expense (c)	(0.11)
Non-GAAP diluted earnings per share attributable to Illumina stockholders	$4.50 - $4.60

(a) Non-cash interest expense is calculated in accordance with the authoritative accounting guidance for convertible debt instruments that may be settled in cash.
(b) Amount consists primarily of employee severance and retention costs related to the restructuring that occurred in Q4 2017.
(c) Incremental non-GAAP tax expense reflects the tax impact related to the non-GAAP adjustments listed above.